Exhibit 99.1

Company Overview September 2020 Jennifer K. Simpson, PhD President & CEO

Forward Looking Statements Certain statements in this presentation are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are provided under the protection of the safe harbor for forward-looking statements provided by that Act. Forward-looking statements are based on current expectations of future events and often can be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “future,” “intends,” “plans,” “project,” “target,” or other words of similar meaning or the use of future dates. Examples of forward-looking statements in this presentation include statements regarding the safety, effectiveness and benefits of SBP-101; the timing of enrollments, completion, and availability of results for our Phase 1 clinical trial for SBP-101; potential business opportunities; future fundraising or capital requirements; and expected financial or operating results, including the impacts of the Covid-19 pandemic. Uncertainties and risks may cause our actual results to be materially different than those expressed in or implied by our forward-looking statements. Such uncertainties and risks include, among others, risks associated with our Phase 1a clinical trial for SBP-101, including administration, enrollment, completion and results; safety and efficacy of our drug candidates; regulatory requirements and changes; the availability of and requirements for financial and other resources necessary to execute our business plans; difficulties maintaining and obtaining key personnel, competitive conditions in our primary market; and our ability to establish and protect our intellectual property rights. More detailed information on these and other factors that could affect our actual results are described in our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2019. We encourage you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this presentation. The forward-looking statements provided in this presentation speak only as of the date of this presentation and, except to the extent required by law, we undertake no obligation to update any forward-looking statement because of new information, future events or other factors. This presentation includes information about investigational agents. The efficacy and safety of such investigational agents have not yet been established. Drug development is uncertain and investigative agents may be terminated along the development process. All trademarks, company and product names or logos are the property of their respective owners.

Company Highlights New Therapeutic Class For Solid Tumors Developing small molecule polyamine metabolic inhibitors with tumor and organ-specific preferential uptake Multiple cancer types with known elevated polyamine levels represent potential targets Novel Trojan Horse polyamine metabolic inhibitor (PMI) mechanism and tolerability profile seen  in early studies may enable use in combination with other agents Potential dual attack: growth inhibition + relieve polyamine-mediated immune suppression SBP-101 Combination Therapy for First Line Metastatic Pancreatic Cancer Pancreatic ductal adenocarcinoma (PDA) has the lowest survival rate among major cancers Fast track and orphan designation from FDA, SBP-101 is administered subcutaneously SBP-101 given first line with standard of care in Phase 1 study interim results: 54% objective response rate; more than double historical standard of care 69% of patients with CA 19-9 biomarker reductions of greater than 75% Strong Foundation & Management Team Raised ~$37M in capital since inception to fund SBP-101 development Exclusive global license to SBP-101 from University of Florida Research Foundation Randomized Phase 2 ready, with improved, exclusive synthetic process, IP pending High quality management with proven oncology drug discovery, development and commercialization expertise

Sun BioPharma Leadership Team and Board of Directors Collectively developed 10 FDA-approved therapies generating billions in sales Leadership Team Jennifer K. Simpson, PhD, MSN, CRNP President & CEO Michael T. Cullen, MD, MBA, ABIM Founder, Executive Chairman Susan Horvath, CPA (inactive), CMA VP of Finance & CFO Thomas X. Neenan, PhD Co-Founder, Chief Scientific Officer Suzanne Gagnon, MD, FACP Chief Medical Officer Board of Directors Michael T. Cullen, MD, MBA, ABIM Jennifer K. Simpson, PhD, MSN, CRNP Art Fratamico, MBA Suzanne Gagnon, MD, FACP Jeff Mathiesen, CPA Paul W. Schaffer, PharmD D. Robert Schemel Proven oncology drug discovery, development and commercialization expertise

Pancreatic Cancer: a Major Unmet Medical Need Globally, the number of deaths caused by, and incidence of, pancreatic cancer has more than doubled from 1990 to 2017 5-Year Survival Rate (U.S.) Lowest survival rate among major cancers 100% 98% 90% 80% 60% 65% 40% 21% 20% 10% 0% Prostate Breast Colorectal Lung Pancreas 140 136 120 100 80 60 40 20 0 53 47 42 33 3rd leading cause of death Sources: www.seer.cancer.gov referenced July 24, 2020 & “Global Burden of Disease Cancer…” JAMA Oncology, American Medical Association, 1 Nov. 2018

Objective Response Rate Comparison Among Prior PDAC Trials In addition to strong ORR results, 69% of SBP-101 patients presented CA 19-9 biomarker reductions of greater than 75% P1A Interim Ongoing P3 Approved  P3 Discontinued P1 P3 Ongoing Immuno-Oncology Studies 70% 60% 50% 40% 30% 20% 10% 0% 54% +31% 23% +16% 7% 34% +7% 27% 61% +29% 32% 9% +23% SBP-101+ G+A (N=13) G+A Benchmark Gemcitabine + Nab-Paclitaxel (N=431) Gemcitabine (N=430) PEGPH20+G+A (N=166) Gemcitabine+ Nab-Paclitaxel (N=113) CPI-613+ mFXX (N=18) Folfirinox Benchmark 1 Folfirinox (N=171) Gemcitabine (N=171) Opdivo (+) Cabiralizumab – Failed Acalabrutinib (+/-) Keytruda BL-8040 (+) Keytruda (+/-) chemo Phase 2a in 2L met PDAC 1) Comparison not apples to apples - CPI-613 was used in combination with a modified Folfirinox, which excluded bolus fluorouracil

Increased Polyamine Levels Can Enhance the Malignant Potential of Cancer Cells and May Decrease Anti-Tumor Immunity

- Many tumors maintain greatly elevated levels of polyamines to support their rapid growth and survival
  - Of all human tissues, the pancreas has the highest level of native spermidine creating a polyamine rich environment for proliferation
  - Oncogenes such as MYC & RAS upregulate polyamine synthesis & increase cellular uptake by inducing the polyamine transport system
- Polyamines also act as immune suppressants inhibiting T-cells, monocytes, and macrophages


Healthy Cell
(Low Polyamine Levels)
Cancer Cell
(High Polyamine Levels)
Increased extracellular uptake
Polyamine
(Spermine, Spermidine, Putrescine)
Promotion of cell proliferation
Inhibition of apoptosis

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SBP-101 MOA (Trojan Horse): Synthetic Polyamine Analogue

- SBP-101 is a synthetic analogue of spermine being designed to exploit the self-regulating nature of polyamine metabolism
- SBP-101 preferentially accumulates in tumor cells and downregulates the polyamine metabolic pathway, lowering production of the natural polyamine pool and inhibiting cell proliferation
- In investigational studies, SBP-101 does not trigger a polyamine catabolic cascade and the creation of harmful reactive oxygen species

SBP-101 Taken Up Extracellularly *And....* **Downregulates Upstream Production of ODC1**



— Polyamine
(Spermine, Spermidine, Putrescine)
— SBP-101
SBP-101



ORNITHINE
ODC1
PUTRESCINE
Self Regulate
SPERMIDINE
SPERMINE
Analogue
SBP 101
ODC1 Enzyme
Natural Polyamines
Cell Proliferation

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Area of Future Exploration: SBP-101 Combined with IOs Historical clinical trials using IO agents have been unsuccessful A potential hypothesis is that excess polyamines, especially spermine, insulate the tumor microenvironment from immune cells SBP-101 is a synthetic analogue of spermine, which is believed to reduce endogenous polyamine production Potential for SBP-101 to recondition tumor microenvironment and act as sensitizing agent for IOs Source: Massaro et al. “Investigation of Polyamine Metabolism and Homeostasis in Pancreatic Cancers.” Med. Sci. 2017, 5, 32; doi:10.3390/medsci5040032 4. Discussion Of all three native polyamines, spermine has been shown to be the most effective immune suppressant, with inhibitory activity noted in T-cells, monocytes, and macrophages [14-19]. Compared to other human tissues, the human pancreas has the highest amount of spermidine. Armed with significant stores of spermidine, we hypothesized that PDAC tumors with upregulated SMS can convert spermidine to spermine (Figure 1) for immune suppression. Indeed, spermine is naturally present in amniotic fluid to suppress the maternal immune response and spermine has been shown to inhibit virtually all immune cells [14-19]. We speculated that PDAC uses this ‘fetal strategy’ to create a spermine-rich zone of immune privilege via spermine production and secretion. Rewardingly, a search of six existing pancreatic databases found that SMS mRNA is universally upregulated in PDAC, which is consistent with our hypothesis. This insight is potentially paradigm-shifting because it suggests that, unless spermine is downregulated in the PDAC tumor microenvironment, immunotherapies will continue to fail [20, 21]. The results reported here suggest that even though PDAC cells can survive on either spermidine or spermine, they prefer spermine when given the choice (e.g., see DFMO results in Figure 5). This preference is consistent with the apparent high SMS expression in PDAC cells and may in part be critical for tumor survival by establishing immune privilege via the excretion of spermine or its metabolites.

Significant SBP-101 Polyamine Metabolic Inhibitor Pipeline Expansion Opportunity

Upregulated polyamine metabolism is also a phenotypic change caused by certain oncogenic mutations, creating potential for future patient stratification strategies in other cancers


Discovery
Preclinical
IND Ready
Phase 1
Phase 2/3
PDA (First Line Metastatic)
Phase 2/3 Ready
PDA Neoadjuvant
Phase 1 Ready
PROSTATE
COLON
BREAST
LUNG
OVARIAN

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SBP-101: Human Tumor Inhibition in Pre-Clinical Studies Near Complete Tumor Inhibition in Mice(1) Reduction of Tumor Volume in Mice(2) Days Post Tumor Implant Study in mice subcutaneously implanted with human pancreatic cell line PANC-1 SBP-101 found effective in reducing pancreatic tumor growth (1) Charles River, Ann Arbor (2) Baker CB et al, AACR 2014 (3) SBP-101 dosing 25mg/kg and Gemcitabine dosing 100mg/kg Study in mice orthotopically implanted with human pancreatic cancer cell line L3.6pl Treatment with SBP-101 and/or Gemcitabine significantly reduced tumor volume Mean Tumor Burden (mg) SBP-101 reduction in tumor volume vs. control and vs. Gemcitabine alone Days Post Tumor Implant * P<0.05, compared to saline control ** P<0.05, compared to Gemcitabine alone 1400 1200 1000 800 600 400 200 0 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 21 25 28 31 34 38 40 42 45 47 49 Untreated Control SBP-101 15 mg/kg SBP-101 25 mg/kg 8,000 7,000 6,000 5,000 4,000 3,000 2,000 1,000 0 7,199 4,475 2,997 1,949 * Saline Control Gemcitabine 100 mg/kg SBP-101 25 mg/kg SBP-101 + Gemcitabine (3)

SBP-101 Shows Greater Inhibition of Human PDA Growth Than Current Standard of Care (Gem + Nab) in an in vitro Study SBP-101 Demonstrates Superior and Additive Efficacy in vitro 100 90 80 70 60 50 40 30 20 10 0 % Inhibition Gemcitabine + Nab-Paclitaxel SBP-101 Gemcitabine + Nab-Paclitaxel + SBP-101 AsPc-1 BxPC-3 CaPan-1 HPAF-II MiaPaca-2 Panc-1 Cell Line

SBP-101 Phase 1 PDA Study Design Overview Design Open-label P1A/1B study to assess safety, tolerability and PK when combined with Nab-Paclitaxel and Gemcitabine Identify P2 dose and schedule and assess preliminary efficacy of 3-drug treatment combination Primary Outcome Measure Safety, PK, Tolerability Areas of Exploration Overall Response Rate, CA 19-9 Levels, Progression-Free Survival Maintenance Dose Cycles 3-6 Cohort 1 (n = 4) 0.2 mg/kg only Cohort 2 (n = 7) 0.4 mg/kg only Cohort 3 (n = 9) 0.6 mg/kg only Cohort 4 (n = 5) 0.4 mg/kg 2 + 4 Expansion Cohort (n = up to 36) 0.4 mg/kg Ongoing Treatment Spans Up to Six 28-Day Cycles SC SBP-101 (0.2, 0.4 OR 0.6 mg/kg) IV Gemcitabine (1000mg/m2) IV Nab-Paclitaxel (125mg/m2) 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 SC SBP-101 (0.4 mg/kg) IV Gemcitabine (1000mg/m2) IV Nab-Paclitaxel (125mg/m2) www. Clinicaltrials.gov NCT0.412799

Clinical Importance of CA 19-9 Biomarker Carbohydrate antigen (CA) 19-9 is a type of antigen found in the blood that is often elevated in pancreatic disease Studies have suggested that decreases in CA 19-9 levels are correlated with improved prognosis; ≥75% declines in CA 19-9 levels correlated with the greatest survival benefit in pancreatic cancer Sources: *Diaz Am J Clin Oncol 2019; 42:898-902, Chiorean, E G et al 2016: 654-60 and www.pancan.org CA 19-9 Response A Surrogate to Predict Survival in Patients With Metastatic Pancreatic Adenocarcinoma Celso L. Diaz, MD,* Pelin Cinar, MD, MS,† Jimmy Hwang, PhD,‡ Andrew H. Ko, MD,† and Margaret A. Tempero, MD† Objective: The objective of this study was to determine the features of carbohydrate antigen (CA) 19-9 decline that correlates best with survival benefit in patients with metastatic pancreatic cancer. Methods: This is a retrospective study of 225 patients with metastatic pancreatic cancer receiving first-line therapy. Analysis was performed by the Kaplan-Meier method and Cox-proportional hazards ratios. CA 19-9 decline was grouped into quartiles within different CA 19-9 baseline groups. Time to nadir and CA 19-9 decline at month-2 (M2) of therapy were evaluated for patients with a baseline level ≥1000 U/mL. Results: No significant trend in survival was observed across baseline CA 19-9 levels. The greatest survival benefit was seen with a ≥75% decline to nadir. Among those with a ≥ 75% decline and baseline ≥ 1000 U/mL, 43 of 57 patients had a >50% decline at M2 of therapy and additional survival benefit was observed with a slower decline to nadir. Small sample sizes limited analysis of other baseline groups. CA 19-9 decline at M2 was not predictive. Conclusions: In patients with a CA 19-9 ≥1000 U/mL, serial CA 19-9 levels may be considered as a surrogate for serial imaging to evaluate treatment response, with a ≥ 75% decline indicating the greatest survival benefit. Survival was improved further in the setting of a slower decline to nadir with the highest benefit seen in patients with a nadir occurring at 4 months or longer. From the *School of Medicine, University of California; †Department of Medicine, Division of Hematology/Oncology, University of California; and ‡UCSF Helen Diller Family Comprehensive Cancer Center, San Francisco, CA. CA19-9 decrease at 8 weeks as a predictor of overall survival in a randomized phase III trial (MPACT) of weekly nab-paclitaxel plus gemcitabine versus gemcitabine alone in patients with metastatic pancreatic cancer E. G. Chiorean1*, D. D. Von Hoff2, M. Reni3, F. P. Arena4, J. R. Infante5, V. G. Bathini6, T. E. Wood7, P. N. Mainwaring8, R. T. Muldoon9, P. R. Clingan10, V. Kunzmann11, R. K. Ramanathan2, J. Tabernero12, D. Goldstein13, D. McGovern14, B. Lu14 & A. Ko14 1Department of Medicine/Oncology, University of Washington, Fred Hutchinson Cancer Research Center, Seattle; 2HonorHealth and The Translational Genomics Research Institute (TGen), Scottsdale, USA; 3Department of Radiation Oncology, San Raffaele Scientific Institute, Milan, Italy; 4Department of Oncology, NYU Langone Arena Oncology, Lake Success; 5Sarah Cannon Research Institute, Tennessee Oncology, PLLC, Nashville; 6Cancer Center of Excellence, University of Massachusetts Medical School, Worcester; 7UAB Comprehensive Cancer Center, Birmingham, USA; 8Mater Private Centre for Haematology & Oncology, South Brisbane, Australia; 9Department of Oncology, Genesis Cancer Center, Hot Springs, USA; 10Southern Medical Day Care Centre, Wollongong, Australia; 11Medizinische Klinik und Poliklinik II, University of Wuerzburg, Wuerzburg, Germany; 12Medical of Medical Oncology, Vall d’Hebron University Hospital and Institute of Oncology (VHIO), Universitat Autònoma de Barcelona, Barcelona, Spain; 13Department of Oncology, Prince of Wales Hospital, Sydney, Australia; 14Celgene Corporation, Summit, USA Background: A phase I/II study and subsequent phase III study (MPACT) reported significant correlations between CA19-9 decreases and prolonged overall survival (OS) with nab-paclitaxel plus gemcitabine (nab-P + Gem) treatment for metastatic pancreatic cancer (MPC). CA19-9 changes at week 8 and potential associations with efficacy were investigated as part of an exploratory analysis in the MPACT trial. Patients and methods: Untreated patients with MPC (N = 861) received nab-P + Gem or Gem alone. CA19-9 was evaluated at baseline and every 8 weeks. Results: Patients with baseline and week-8 CA19-9 measurements were analyzed (nab-P + Gem: 252; Gem: 202). In an analysis pooling the treatments, patients with any CA19-9 decline (80%) versus those without (20%) had improved OS (median 11.1 versus 8.0 months; P = 0.005). In the nab-P + Gem arm, patients with (n = 206) versus without (n = 46) any CA19-9 decrease at week 8 had a confirmed overall response rate (ORR) of 40% versus 13%, and a median OS of 13.2 versus 8.3 months (P = 0.001), respectively. In the Gem-alone arm, patients with (n = 159) versus without (n = 43) CA19-9 decrease at week 8 had a confirmed ORR of 15% versus 5%, and a median OS of 9.4 versus 7.1 months (P = 0.404), respectively. In the nab-P + Gem and Gem-alone arms, by week 8, 16% (40/252) and 6% (13/202) of patients, respectively, had an unconfirmed radiologic response (median OS 13.7 and 14.7 months, respectively), and 79% and 84% of patients, respectively, had stable disease (SD) (median OS 11.1 and 9 months, respectively). Patients with SD and any CA19-9 decrease (158/199 and 133/170) had a median OS of 13.2 and 9.4 months, respectively. Conclusion: This analysis demonstrated that, in patients with MPC, any CA19-9 decrease at week 8 can be an early marker for chemotherapy efficacy, including in those patients with SD. CA19-9 decrease identified more patients with survival benefit than radiologic response by week 8.

CA 19-9 Biomarker and Survival Benefit Correlation Patients in the MPACT study (Phase III Gem+Nab) whose CA 19-9 levels decreased saw an approximate 5-month incremental median survival benefit (P=.001) compared to patients with unchanged or increased CA 19-9 levels Greatest survival benefit observed in patients with CA 19-9 decreases >60% Median Overall Survival (Months) P=.001 8.3 +59% 13.2 14.2 CA 19-9 Unchanged or Increased (N=46) CA 19-9 Decrease >0% (N=206) CA 19-9 Decrease > 60% (N=146) Source: Chiorean, E G et al 2016: 654-60

Interim P1A CA 19-9 Positive Biomarker Data CA 19-9 tumor marker often released by pancreatic cancer cells Patients with CA 19-9 Decrease 88% 69% of subjects had a maximum CA 19-9 decrease greater than 75% 88% of subjects had a decrease in CA 19-9 levels 75% Decrease Maximum Percent Change from Baseline in CA19-9 100% 80% 60% 40% 20% 0% (20%) (40%)(60%) (80%) (100%) SD PR CT Not Completed

SBP-101 Interim P1A Positive ORR Data SBP-101 Well Tolerated in Combination with Gemcitabine and Nab-Paclitaxel Disease Control Rate(1)  100% (1) As measured by RECIST criteria (2) Cohorts 2 and 3 (interim results) 2.3x the response rate of Gemcitabine & Nab-Paclitaxel 2.0x the disease control rate of Gemcitabine & Nab-Paclitaxel 60% 50% 40% 30% 20% 10% 0% Standard of Care 2.3x 23% 54% (2) Gemcitabine + Nab-Paclitaxel P3 N=431 Gemcitabine + Nab-Paclitaxel + SBP-101 N=13

P1A Interim Response Rate by Patient N = 13 across Cohort 2 (0.4 mg/kg) and Cohort 3 (0.6 mg/kg) 54% partial response (7 of 13) 46% stable disease (6 of 13) Cohorts 2 and 3 – 54% Objective Response Rate(1) Threshold for Progressive Disease (20% increase) Threshold for Partial Response (30% decrease) (1) Total of 16 subjects; 3 subjects not evaluable (no post-treatment follow-up CT scan), RECIST criteria Percentage Change in Sum of RECIST Measurements 20% 0% (20%) (40%) (60%)

Interim P1A Results Gemcitabine (G, Gemzar, Eli Lilly) & Nab-Paclitaxel (A, Abraxane, Celgene): Standard pancreatic cancer Rx combination Grade 3-4 neutropenia 38% Grade 3-4 thrombocytopenia 13% Grade 3-4 peripheral neuropathy 17% SBP-101 No added neutropenia, thrombocytopenia, or neuropathy Grade 3-4 hepatic enzyme elevation 20% Efficacy Variable Phase 3 Study** G N=430 G&A N=431 SBP-101 Combined Cohorts 2 and 3 N = 13* pr sd pr + sd ca 19-9*** > 75% PFS OS 7% 28% 35% 26% 3.7 MO 6.7 MO 23% 27% 48% 39% 5.5 mo 8.5 mo 54% 46% 100% 69% TBD TBD *16 total subjects; 13 subjects were evaluable for RECIST response **DVH NEJM 2013 *** >75% decrease in CA 19-9 associated with increased median survival PR: CT Scan >30% tumor partial response SD: CT Scan stable disease PFS: progression-free survival

Capitalization Capitalization as of September 1, 2020 Common Shares Outstanding Stock Options @ $6.36 WAEP Warrants @ $5.31 WAEP Fully Diluted Shares Outstanding 9,649,427 2,170,459 6,564,326 18,384,212

Balance Sheet Summary and Use of Cash

Balance Sheet Summary	
Cash at 6/30/2020	$2,265,000
Term Loan[1]	$68,000
Unsecured Promissory Note[2]	$742,000
PPP Loan[3]	$103,000
Net Cash Balance at 6/30/2020[4]	**$1,352,000**
Estimated Net Proceeds on 9/1/2020 [5]	$9,310,000
Adjusted Net Cash Balance[4]	**$10,662,000**
Average Quarterly Cash used in Operations [6]	**$1,000,000**

(1) Annual interest 4.125%, matures 12/31/2020, recurring monthly payments of $10,000

(2) Non-interest bearing. Matured upon uplisting to Nasdaq. Arrangements made to pay off during Q4 2020.

(3) Unsecured promissory note as part of the Payroll Protection Program; may be forgiven and bears interest at 1% per annum after a 6-month deferment period

(4) Net Cash and Adjusted Net Cash are determined by a method other than in accordance with U.S. generally accepted accounting principles ("GAAP"). Non-GAAP financial measures, such as Net Cash and Adjusted Net Cash, are used by the company's management to measure available capital based on interim developments. Management believes these non-GAAP financial measures are useful to investors because they provides a greater understanding of its financial position after giving effect to the recent underwritten public offering.

(5) Reflects net proceeds after deducting underwriting discounts and commissions and estimated offering expenses

(6) Average Cash used in operations per quarter for Q1 and Q2 of 2020

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Milestones 2020 Uplisted to Nasdaq (Q3'20) Completion of enrollment in the expansion cohort targeting (Q4'20) 2021 Data from phase 1 trial (1H'21) Conference presentation (1H'21 or 2H'21) Initiation of randomized phase 2 study (1H'21)

SBP-101 Summary Unique dual-attack MOA is synergistic with other agents, potentially enhancing anti-tumor response Favorable safety & tolerability profile and subcutaneous administration in clinical studies to date supports potential ease of use Encouraging interim efficacy and tumor marker signals consistent with preferential uptake of SBP-101 in tumor cells Potential to expand SBP-101 into other cancers with known elevated levels of polyamine metabolism Report top-line data from Phase 1 clinical trial in 1H 2021 Rapidly advancing SBP-101 clinical development to create significant shareholder value